UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-3338	22-1558317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 604-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2008, Millennium Biotechnologies Group, Inc. (“MBTG” or the “Company”) entered into an agreement with certain accredited investors, including Ken Sadowsky, a director of the Company, pursuant to which it received $550,000 in gross proceeds through the issuance of 15% secured convertible notes (the “Convertible Notes”) of the Company.

The Convertible Notes are due and payable on the earlier of (i) December 23, 2008, (ii) the closing of a Company financing pursuant to which the Company receives proceeds in an amount equal or greater than $2,500,000 (a “Qualified Financing”), or (iii) the occurrence of an event of default. The Convertible Notes bear interest at the annual rate of 15%.  The Convertible Notes have an optional conversion feature pursuant to which the holder may convert the principal of and any unpaid and accrued interest on the Convertible Notes into shares of the Company’s common stock or preferred stock at a conversion price equal to the price of the Company’s common stock or preferred stock sold in the first Qualified Financing after the execution of the Convertible Notes.

In connection with the issuance of the Convertible Notes, the Company entered into a stock grant agreement (the “Stock Grant Agreement”) with each investor pursuant to which each investor will receive five shares of common stock of the Company for each dollar invested in the Convertible Notes in consideration of the investor’s investment in the Company. An aggregate of 2,750,000 shares of common stock were issued pursuant to the Stock Grant Agreements.

The foregoing summaries of the Convertible Notes and Stock Grant Agreement are qualified in their entirety by reference to the full text of the form Convertible Notes and the Stock Grant Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included in Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2008, the Company appointed Ken Sadowsky to the Board of Directors of MBTG to fill a board vacancy. Mr. Sadowsky currently serves as the Executive Director of Northeast Independent Distributor Association, an association of independent distributors from Maine to New Jersey, a position he has held since 2007. Additionally, since 2004 he has collaborated with Verlinvest L.L.C., a Belgium-based investment fund with global interest in the worldwide beverage market. From 2000 to 2006, Mr. Sadowsky served on the board of directors of Energy Brands, Inc., the makers of vitaminwater and smartwater. From 1994 - 2007, he was a principal of the beverage distribution company Atlas Distributing located in Auburn, Massachusetts. Ken is still a shareholder of Atlas Distributing Inc.

A copy of the press release announcing the appointment of Mr. Sadowsky is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Convertible Note

10.2	Stock Grant Agreement

99.1	Press Release dated September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

October 16, 2008	By:	/s/ Frank Guarino
	Name:	Frank Guarino
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Convertible Note

10.2	Stock Grant Agreement

99.1	Press Release dated September 17, 2008.